     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 13, 2000



                                                      Registration No. 333-30798

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                 PRE-EFFECTIVE


                               AMENDMENT NO. 1 TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                   TRX, INC.
             (Exact name of Registrant as specified in its charter)
                            ------------------------

                                                      7374
GEORGIA                                              514210                              58-2502748
(State or other jurisdiction of           (Primary Standard Industrial                (I.R.S. Employer
incorporation or organization)            Classification Code Number)               Identification No.)

                            ------------------------

                            6 WEST DRUID HILLS DRIVE
                             ATLANTA, GEORGIA 30329
                                 (404) 929-6100
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                            ------------------------

                             NORWOOD H. DAVIS, III
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                   TRX, INC.
                            6 WEST DRUID HILLS DRIVE
                             ATLANTA, GEORGIA 30329
                                 (404) 929-6100
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

     The Commission is requested to mail copies of all orders, notices and communications to:

                 JEFFREY K. HAIDET, ESQ.                                               DAVID B. WALEK, ESQ.
               LONG ALDRIDGE & NORMAN LLP                                                  ROPES & GRAY
               SUNTRUST PLAZA, SUITE 5300                                             ONE INTERNATIONAL PLACE
                  303 PEACHTREE STREET                                              BOSTON, MASSACHUSETTS 02110
               ATLANTA, GEORGIA 30308-3201                                                (617) 951-7000
                     (404) 527-4000

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
   If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

                        CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
                                                                                      PROPOSED
                                                                   AMOUNT              MAXIMUM             AMOUNT OF
                    TITLE OF SECURITIES                             TO BE             AGGREGATE          REGISTRATION
                      TO BE REGISTERED                           REGISTERED        OFFERING PRICE          FEE(1)(2)
-------------------------------------------------------------------------------------------------------------------------
Common Stock $.01 par value per share.......................         $--             $75,000,000            $19,800
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------


(1) Calculated pursuant to Rule 457(o) under the Securities Act.

(2) Previously paid.

                            ------------------------


   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby:

SEC Registration Fee........................................    *
NASD Filing Fee.............................................    *
Nasdaq National Market Listing Fee..........................    *
Blue Sky Fees and Expenses..................................    *
Printing and Engraving Costs................................    *
Legal Fees and Expenses.....................................    *
Accounting Fees and Expenses................................    *
Transfer Agent and Registrar Fees and Expenses..............    *
Miscellaneous...............................................    *
                                                              ---
          Total.............................................  $
                                                              ===

---------------

* To be supplied by amendment.

     The foregoing, except for the Securities and Exchange Commission registration fee, the National Association of Securities Dealers, Inc. fee and the Nasdaq National Market fee, are estimates.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Articles of Incorporation eliminate, as permitted by Section 14-2-202(b)(4) of the Georgia Business Corporation Code (the "Georgia Code"), the personal liability of directors and officers for monetary damages to the corporation or its shareholders for breach of their duty of care and other duties; provided, however, that our Articles of Incorporation and Section 14-2-202(b)(4) of the Georgia Code do not permit us to eliminate or limit liability for (i) a breach of duty involving appropriation of a business opportunity of TRX; (ii) an act or omission which involves intentional misconduct or a knowing violation of law; (iii) any transaction from which an improper personal benefit is derived; or (iv) any payments of a dividend or any other type of distribution that is illegal under Section 14-2-832 of the Georgia Code. In addition, if at any time the Georgia Code is amended to authorize further elimination or limitation of personal liability, then the liability of each director and officer of TRX shall be eliminated or limited to the fullest extent permitted by such provisions, as so amended, without further action by the shareholders, unless the provisions of the Georgia Code require such action.

     Sections 14-2-850 to 14-2-859, inclusive, of the Georgia Code govern the indemnification of directors, officers, employees and agents. Section 14-2-851 of the Georgia Code provides for indemnification of a director of TRX for liability incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal, in which he may become involved by reason of being a director of TRX. Section 14-2-851 also provides such indemnity for directors who, at the request of TRX, act as directors, officers, partners, trustees, employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or another enterprise. Section 14-2-851 permits indemnification if the director acted in a manner he believed in good faith to be in or not opposed to the best interest of TRX and, in addition, in criminal proceedings, if he had no reasonable cause to believe his conduct was unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses (including attorneys' fees) incurred with respect to a proceeding. However, if the director is adjudged liable to TRX in a derivative action or on the basis that personal benefit was improperly received by him, the director will only be entitled to such indemnification for reasonable expenses as a court finds to be proper in accordance with the provisions of Section 14-2-854.

     Section 14-2-852 of the Georgia Code provides that directors who are successful with respect to any claim brought against them, which claim is brought because they are or were directors, are entitled to indemnification against reasonable expenses as of right. Conversely, if the charges made in any action are sustained, the determination of whether the required standard of conduct has been met will be made, in accordance with the provisions of Section 14-2-855 of the Georgia Code, as follows: (i) if there are two or more disinterested members of the board of directors, by the majority vote of a quorum of the disinterested members of the board of directors, (ii) by a majority of the members of a committee of two or more disinterested directors,
(iii) by special legal counsel or (iv) by the shareholders, but, in such event, the shares owned by or voted under the control of directors seeking indemnification may not be voted.

     Section 14-2-857 of the Georgia Code provides that an officer who is not a director has the mandatory right of indemnification granted to directors under
Section 14-2-852, as described above. In addition, TRX may, as provided by its Articles, Bylaws, general or specific actions by its Board of Directors, or by contract, indemnify and advance expenses to an officer, employee or agent who is not a director to the extent that such indemnification is consistent with public policy.

     Our Articles of Incorporation eliminate the personal liability of our directors to TRX or our shareholders for monetary damage for any breach of duty as a director, provided that we cannot eliminate or limit the liability of a director for:

     - a breach of duty involving appropriation of a business opportunity of TRX;

     - an act or omission which involves intentional misconduct or a knowing violation of law;

     - any transaction from which the director receives an improper personal benefit; or

     -     unlawful corporate distributions.

     In addition, if at any time the Georgia Code is amended to authorize further elimination or limitation of the personal liability of a director, then the liability of each of our directors shall be eliminated or limited to the fullest extent permitted by such provisions, as so amended.

     Our bylaws require us to indemnify any director or officer who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (including any action or suit by or in our right) because such person is or was one of our directors or officers, against liability incurred by the director of officer in such proceeding except for any liability incurred in a proceeding in which the director or officer is adjudged liable to us or is subjected to injunctive relief in our favor for:

     - any appropriation, in violation of such director's or officer's duties, of any business opportunity of TRX;

     - acts or omissions which involve intentional misconduct or a knowing violation of law;

     - any transaction from which such officer or director received an improper personal benefit; or

     -     unlawful corporate distributions.

     We have entered into separate indemnity agreements with each of our directors and certain of our executive officers, whereby we agree to indemnify them and to advance them expenses in a manner and subject to terms and conditions similar to those set forth in our Articles of Incorporation and bylaws.

     Reference is hereby made to Section [     ] of the Underwriting Agreement,
the form of which is filed as Exhibit 1 hereto, in which the Underwriters agree to indemnify our directors and officers and certain other persons against certain civil liabilities.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     In November 1999, BCD Technology S.A. contributed all of its interest in BCD Technology, Inc. to us in exchange for 7,559,733 shares of our common stock, and the members of WorldTravel Technologies, L.L.C. other than BCD Technology, Inc. contributed all of their membership interests in WorldTravel Technologies, L.L.C. to us in exchange for 1,419,859 shares of our common stock. In this transaction, the following individuals exchanged their membership interests in WorldTravel Technologies, L.L.C. for the indicated number of our shares:

                                                                  TRX SHARES
SHAREHOLDER                                                  RECEIVED IN EXCHANGE
-----------                                             -------------------------------
The Alexander Family, L.P.............................             1,061,015
Danny B. Hood.........................................               221,045
Ralph Manaker.........................................                64,327
Steve Reynolds........................................                36,736
Velva ("Demme") Wiggins...............................                36,736

     In November 1999, the shareholders of International Software Products exchanged all of their shares of International Software Products for shares of our common stock and other consideration. In this transaction, Susan R. Hopley exchanged 6,760 shares of International Software Products for 195,892 shares of our common stock, approximately $1.1 million in cash and a promissory note issued by us for $541,000.Christopher M. Brittin exchanged 2,740 shares of International Software Products for 79,400 shares of our common stock, approximately $400,000 in cash and a promissory note issued by us for $219,000. Other shareholders of International Software Products exchanged an aggregate of 500,000 shares of International Software Products for 14,669 shares of our common stock and promissory notes issued by us for an aggregate of $40,000. In addition, we satisfied certain debt obligations of International Software Products to Ms. Hopley, Mr. Brittin and certain affiliates of Mr. Brittin.

     The issuances described in this Item 15 were deemed to be exempt from registration under the Securities Act of 1933, as amended, in reliance upon
Section 4(2) thereof as a transaction by an issuer not involving any public offering.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits.(+)

     The following exhibits are filed with this registration statement.


EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
   1           --  Form of Underwriting Agreement.**
   2.1         --  Contribution Agreement, dated November 4, 1999, among WT
                   Technologies, Inc., Arthur H. Ltd., Susan R. Hopley,
                   Christopher M. Brittin, F. Gilmer Siler and the Smith
                   Trust.(*)(***)
   2.2         --  Contribution Agreement, dated November 4, 1999, among WT
                   Technologies, Inc., BCD Technology S.A., The Alexander
                   Family, L.P., Danny B. Hood, Ralph Manaker and Velva
                   Wiggins.*
   3.1         --  Articles of Incorporation of the Registrant.*
   3.2         --  Bylaws of the Registrant.*
   4.1         --  Shareholders Agreement, dated November 4, 1999, among WT
                   Technologies, Inc., BCD Technology S.A., Christopher M.
                   Brittin, Susan R. Hopley, the Smith Trust and F. Gilmer
                   Siler.*
   4.2         --  Shareholders Agreement, dated November 4, 1999, among WT
                   Technologies, Inc., BCD Technology S.A., The Alexander
                   Family, L.P., Danny B. Hood, Ralph Manaker, Steve Reynolds
                   and Velva Wiggins.*
   4.3         --  Shareholders Agreement, dated November 5, 1999, as amended
                   February 18, 2000, among WT Technologies, Inc., Hogg
                   Robinson International Benefits Limited and BCD Technology
                   S.A.(*)(***)
   4.4         --  Voting and Transfer Restriction Agreement, dated November 4,
                   1999, among WT Technologies, Inc., Susan R. Hopley and the
                   Smith Trust.*
   4.5         --  Convertible Promissory Note, dated November 5, 1999, between
                   WT Technologies, Inc. and Hogg Robinson International
                   Benefits Limited.*
   4.6         --  Convertible Promissory Note, dated November 5, 1999, between
                   WT Technologies, Inc. and BCD Technology S.A.*
   5           --  Opinion of Long Aldridge & Norman LLP (including consent).**
  10.1         --  Service Agreement, dated October 9, 1996, as amended January
                   1, 1999, between WorldTravel Partners, L.P. and Microsoft
                   Corporation.****
  10.2         --  Shared Services Agreement, dated November 1, 1999, between
                   WorldTravel Technologies, L.L.C. and WorldTravel Partners I,
                   L.L.C.(*)(***)
  10.3         --  Master Development Agreement between WorldTravel
                   Technologies, L.L.C. and WorldTravel Partners I, L.L.C.
  10.4         --  End User Software License Agreement, dated November 1, 1999, between WorldTravel Technologies, L.L.C. and WorldTravel
                   Partners I, L.L.C.****
  10.5         --  Service Bureau Software Services Agreement, dated November
                   1, 1999, between WorldTravel Technologies, L.L.C. and
                   WorldTravel Partners I, L.L.C.****
  10.6         --  OFS Service Bureau/Outsourcing Agreement, dated November 1,
                   1999, between WorldTravel Technologies, L.L.C. and
                   WorldTravel Partners I, L.L.C.****
  10.7         --  TRX, Inc. 2000 Stock Incentive Plan*
  10.8         --  Employment Agreement, dated December 1, 1999, between WT
                   Technologies, Inc. and Norwood H. Davis, III.
  10.9         --  Employment Agreement, dated November 1, 1999, between
                   WorldTravel Technologies, L.L.C. and David Fromal.

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
  10.10        --  Employment Agreement, between TRX, Inc. and Timothy J.
                   Severt.
  10.11        --  Employment Agreement, between TRX, Inc. and Scott Hancock.
  10.12        --  Lease Agreement dated October 15, 1995, as amended August 7,
                   1996, April 8, 1997, December 3, 1997, October 5, 1998,
                   April 22, 1999 and August 17, 1999, between WorldTravel
                   Partners, L.P. and Weeks Realty, L.P.*
  10.13        --  Lease Agreement, effective October 1, 1999, among
                   WorldTravel Technologies, L.L.C., Michael Barker and Denver
                   Horn.*
  10.14        --  Lease Agreement, dated October 1, 1999, between WorldTravel
                   Technologies, L.L.C. and Hefty Publishing Company.*
  10.15        --  Lease Agreement, dated September 15, 1997, as amended June
                   15, 1998, October 1, 1998 and June 15, 1999, between Travel
                   Technologies Group, L.P. and 4849 Greenville Partners.*
  10.16        --  Lease Agreement, dated October 25, 1999, effective November
                   1, 1999, between Arthur H. Ltd. and Young & Skidmore Co.
  10.17        --  Lease Agreement, dated October 25, 1999, effective February
                   1, 2000, between Arthur H. Ltd. and Young & Skidmore Co.
  10.18        --  Shareholders Agreement, dated February 18, 2000, between
                   Hogg Robinson plc, Hogg Robinson Services Limited, WTT UK
                   Limited, WT Technologies, Inc. and Fortdove Limited.*
  10.19        --  Software License Agreement, dated February 18, 2000, between
                   WorldTravel Technologies, L.L.C. and Technology Licensing
                   Company, LLC.*
  10.20        --  Software License Agreement, dated February 18, 2000, between
                   Technology Licensing Company, LLC and Fortdove Limited.*
  10.21        --  Service Bureau/Outsourcing Agreement for Online Fulfillment
                   Services, dated February 18, 2000, between Fortdove Limited
                   & Hogg Robinson plc.****
  10.22        --  Reciprocal Software Development Agreement, dated February
                   18, 2000, between WorldTravel Technologies, L.L.C. &
                   Fortdove Limited.*
  10.23        --  Service Bureau Software Services Agreement, dated February
                   18, 2000, between Fortdove Limited & Hogg Robinson plc.*
  21           --  Subsidiaries of the Registrant.*
  23.1         --  Consent of Arthur Andersen LLP.
  23.2         --  Consent of Long Aldridge & Norman LLP (to be contained in
                   Exhibit 5).**
  24           --  Powers of Attorney.*
  27           --  Financial Data Schedule (for SEC use only).*


---------------

   + Pursuant to Item 601(b)(4)(iii) of Regulation S-K under the Securities Act,
     TRX, Inc. agrees to furnish supplementally to the Commission a copy of certain omitted promissory notes payable by TRX, Inc.

   * Previously filed.


  ** To be filed by Amendment.


 *** TRX, Inc. agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to such agreement upon request by the Commission.


**** Confidential treatment pursuant to 17 CFR (sec.sec.) 200.80 and 230.406 has been requested regarding certain portions of the indicated Exhibit, which portions have been filed separately with the Commission.


     (b) Financial Statement Schedules.

     All schedules have been omitted because they are not required or because the required information is given in the financial statements or the notes to those statements.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Act, the information which may be omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form or prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on March 13, 2000.


                                          TRX, Inc.

                                          By: /s/ NORWOOD H. DAVIS, III
                                            ------------------------------------
                                                   Norwood H. Davis, III
                                             President, Chief Executive Officer
                                                         and Director


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:



                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----

              /s/ NORWOOD H. DAVIS, III                President, Chief Executive      March 13, 2000
-----------------------------------------------------    Officer and Director
                Norwood H. Davis, III

                          *                            Senior Vice President of        March 13, 2000
-----------------------------------------------------    Finance and Treasurer
                 William J. Billiard                     (principal financial and
                                                         accounting officer)

                          *                            Chairman of the Board           March 13, 2000
-----------------------------------------------------    and Director
                  John C. Alexander

                          *                            Director                        March 13, 2000
-----------------------------------------------------
           John A. Fentener van Vlissingen

                          *                            Director                        March 13, 2000
-----------------------------------------------------
                     Gerard Boel

                          *                            Director                        March 13, 2000
-----------------------------------------------------
                David J. C. Radcliffe

                          *                            Director                        March 13, 2000
-----------------------------------------------------
                  William C. Nussey

                          *                            Director                        March 13, 2000
-----------------------------------------------------
                 John F. Davis, III

           *By: /s/ NORWOOD H. DAVIS, III
  -------------------------------------------------
                Norwood H. Davis, III
                  Attorney-in-fact

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
   1           --  Form of Underwriting Agreement.**
   2.1         --  Contribution Agreement, dated November 4, 1999, among WT
                   Technologies, Inc., Arthur H. Ltd., Susan R. Hopley,
                   Christopher M. Brittin, F. Gilmer Siler and the Smith
                   Trust.(*)(***)
   2.2         --  Contribution Agreement, dated November 4, 1999, among WT
                   Technologies, Inc., BCD Technology S.A., The Alexander
                   Family, L.P., Danny B. Hood, Ralph Manaker and Velva
                   Wiggins.*
   3.1         --  Articles of Incorporation of the Registrant.*
   3.2         --  Bylaws of the Registrant.*
   4.1         --  Shareholders Agreement, dated November 4, 1999, among WT
                   Technologies, Inc., BCD Technology S.A., Christopher M.
                   Brittin, Susan R. Hopley, the Smith Trust and F. Gilmer
                   Siler.*
   4.2         --  Shareholders Agreement, dated November 4, 1999, among WT
                   Technologies, Inc., BCD Technology S.A., The Alexander
                   Family, L.P., Danny B. Hood, Ralph Manaker, Steve Reynolds
                   and Velva Wiggins.*
   4.3         --  Shareholders Agreement, dated November 5, 1999, as amended
                   February 18, 2000, among WT Technologies, Inc., Hogg
                   Robinson International Benefits Limited and BCD Technology
                   S.A.(*)(***)
   4.4         --  Voting and Transfer Restriction Agreement, dated November 4,
                   1999, among WT Technologies, Inc., Susan R. Hopley and the
                   Smith Trust.*
   4.5         --  Convertible Promissory Note, dated November 5, 1999, between
                   WT Technologies, Inc. and Hogg Robinson International
                   Benefits Limited.*
   4.6         --  Convertible Promissory Note, dated November 5, 1999, between
                   WT Technologies, Inc. and BCD Technology S.A.*
   5           --  Opinion of Long Aldridge & Norman LLP (including consent).**
  10.1         --  Service Agreement, dated October 9, 1996, as amended January
                   1, 1999, between WorldTravel Partners, L.P. and Microsoft
                   Corporation.****
  10.2         --  Shared Services Agreement, dated November 1, 1999, between
                   WorldTravel Technologies, L.L.C. and WorldTravel Partners I,
                   L.L.C.(*)(***)
  10.3         --  Master Development Agreement between WorldTravel
                   Technologies, L.L.C. and WorldTravel Partners I, L.L.C.
  10.4         --  End User Software License Agreement, dated November 1, 1999, between WorldTravel Technologies, L.L.C. and WorldTravel
                   Partners I, L.L.C.****
  10.5         --  Service Bureau Software Services Agreement, dated November
                   1, 1999, between WorldTravel Technologies, L.L.C. and
                   WorldTravel Partners I, L.L.C.****
  10.6         --  OFS Service Bureau/Outsourcing Agreement, dated November 1,
                   1999, between WorldTravel Technologies, L.L.C. and
                   WorldTravel Partners I, L.L.C.****
  10.7         --  TRX, Inc. 2000 Stock Incentive Plan*
  10.8         --  Employment Agreement, dated December 1, 1999, between WT
                   Technologies, Inc. and Norwood H. Davis, III.
  10.9         --  Employment Agreement, dated November 1, 1999, between
                   WorldTravel Technologies, L.L.C. and David Fromal.
  10.10        --  Employment Agreement, between TRX, Inc. and Timothy J.
                   Severt.
  10.11        --  Employment Agreement, between TRX, Inc. and Scott Hancock.

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
  10.12        --  Lease Agreement dated October 15, 1995, as amended August 7,
                   1996, April 8, 1997, December 3, 1997, October 5, 1998,
                   April 22, 1999 and August 17, 1999, between WorldTravel
                   Partners, L.P. and Weeks Realty, L.P.*
  10.13        --  Lease Agreement, effective October 1, 1999, among
                   WorldTravel Technologies, L.L.C., Michael Barker and Denver
                   Horn.*
  10.14        --  Lease Agreement, dated October 1, 1999, between WorldTravel
                   Technologies, L.L.C. and Hefty Publishing Company.*
  10.15        --  Lease Agreement, dated September 15, 1997, as amended June
                   15, 1998, October 1, 1998 and June 15, 1999, between Travel
                   Technologies Group, L.P. and 4849 Greenville Partners.*
  10.16        --  Lease Agreement, dated October 25, 1999, effective November
                   1, 1999, between Arthur H. Ltd. and Young & Skidmore Co.
  10.17        --  Lease Agreement, dated October 25, 1999, effective February
                   1, 2000, between Arthur H. Ltd. and Young & Skidmore Co.
  10.18        --  Shareholders Agreement, dated February 18, 2000, between
                   Hogg Robinson plc, Hogg Robinson Services Limited, WTT UK
                   Limited, WT Technologies, Inc. and Fortdove Limited.*
  10.19        --  Software License Agreement, dated February 18, 2000, between
                   WorldTravel Technologies, L.L.C. and Technology Licensing
                   Company, LLC.*
  10.20        --  Software License Agreement, dated February 18, 2000, between
                   Technology Licensing Company, LLC and Fortdove Limited.*
  10.21        --  Service Bureau/Outsourcing Agreement for Online Fulfillment
                   Services, dated February 18, 2000, between Fortdove Limited
                   & Hogg Robinson plc.****
  10.22        --  Reciprocal Software Development Agreement, dated February
                   18, 2000, between WorldTravel Technologies, L.L.C. &
                   Fortdove Limited.*
  10.23        --  Service Bureau Software Services Agreement, dated February
                   18, 2000, between Fortdove Limited & Hogg Robinson plc.*
  21           --  Subsidiaries of the Registrant.*
  23.1         --  Consent of Arthur Andersen LLP.
  23.2         --  Consent of Long Aldridge & Norman LLP (to be contained in
                   Exhibit 5).**
  24           --  Powers of Attorney.*
  27           --  Financial Data Schedule (for SEC use only).*


---------------

   + Pursuant to Item 601(b)(4)(iii) of Regulation S-K under the Securities Act,
     TRX, Inc. agrees to furnish supplementally to the Commission a copy of certain omitted promissory notes payable by TRX, Inc.

   * Previously filed.


  ** To be filed by Amendment.


 *** TRX, Inc. agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to such agreement upon request by the Commission.


**** Confidential treatment pursuant to 17 CFR (sec.sec.) 200.80 and 230.406 has been requested regarding certain portions of the indicated Exhibit, which portions have been filed separately with the Commission.


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